SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 24, 2009

Date of Report

(Date of earliest event reported)

PRO-PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-32877	04-3562325
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7 Wells Avenue

Newton, Massachusetts 02459

(Address of principal executive offices) (Zip code)

(617) 559-0033

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On March 30, 2009, Pro-Pharmaceuticals, Inc. (the “Company”) issued a news release announcing financial results for the twelve and three months ended December 31, 2008. A copy of the news release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Current Report (including the exhibit) is furnished pursuant to Item 2.02 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On March 24, 2009, the Compensation Committee of the Board of Directors, pursuant to the Company’s 2009 Incentive Compensation Plan, awarded Theodore D. Zucconi, Ph.D., Chief Executive Officer, President and a director of the Company, non-qualified options to purchase 500,000 shares of the Company’s common stock, exercisable at $0.23 per share, which vest as follows, provided he is a member of the Company’s Board of Directors as of the applicable vesting date: 50% on March 24, 2010; 25% on June 24, 2010, 12.5% on September 24, 2010, 6.25% on December 24, 2010 and 6.25% on March 24, 2011. The award was made in connection with the appointment of Dr. Zucconi as Chief Executive Officer and President of the Company on February 12, 2009, which was reported by the Company in a Current Report on Form 8-K filed on February 18, 2009, and replaces the award announced in that report which was not consummated due to tax reasons.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions

Not applicable.

(d)	Exhibits.

Exhibit Number
99.1	News release of Pro-Pharmaceuticals, Inc., dated March 30, 2009, entitled “Pro-Pharmaceuticals Reports Full Year and Fourth Quarter 2008 Financial Results”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRO-PHARMACEUTICALS, INC.

By:	/s/ Anthony D. Squeglia
Anthony D. Squeglia
Chief Financial Officer

Date: March 30, 2009

EXHIBIT INDEX

Exhibit Number	Description
99.1	News release dated March 30, 2009 entitled “Pro-Pharmaceuticals Reports Full Year and Fourth Quarter 2008 Financial Results”